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                         ADDENDUM TO CUSTODIAN AGREEMENT

          The Custodian Agreement ("Agreement") between The GCG Trust (the "Trust"), a Massachusetts business trust having its principal place of business at 280 Park Avenue, New York, New York 10017, and Bankers Trust Company (the "Custodian"), a New York banking corporation having its principal place of business at 280 Park Avenue, New York, New York 10017, dated March 2, 1992, and amended by Addenda among the Trust, Directed Services, Inc., and the Custodian dated October 1, 1993 and November 7, 1994, is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, entered into by the Trust, Directed Services, Inc., and Bankers Trust Company, which is made this 29th day of December, 1995.

                                   WITNESSETH:

          WHEREAS, the Trust is authorized to issue separate Series, each of which will offer a separate class of shares of beneficial interest, each Series having its own investment objective or objectives, policies, or limitations; and

          WHEREAS, the Trust currently offers shares in multiple Series, may offer shares of additional Series in the future, and intends to offer shares of additional Series in the future; and

          WHEREAS, pursuant to a Management Agreement, effective as of October 1, 1993, the Trust has retained Directed Services, Inc. (the "Manager") to render advisory, management, administrative, and other services necessary for the ordinary operation of many of the Trust's Series; and

          WHEREAS, the Trust has appointed Bankers Trust Company to serve as Custodian for one or more Series of the Trust under the terms and conditions set forth in the Custodian Agreement dated March 2, 1992; and

          WHEREAS, the Trust, the Manager, and the Custodian have agreed to amend the Custodian Agreement.

          NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

          In addition to its responsibilities as specified in the Agreement, the Trust hereby constitutes and appoints Bankers Trust Company as Custodian with respect to the Small Cap Series, which, together with all other Series previously established by the Trust, shall be Series under the Agreement as provided in Paragraph 1 of the Agreement and Appendix A thereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date indicated above.

                              THE GCG TRUST


                                   By:
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Attest


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                              DIRECTED SERVICES, INC.



                                   By:
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Attest

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Title                                 Title



                              BANKERS TRUST COMPANY



                                   By:
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Attest


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